Exhibit 99.1

HYLIION NAMES JON PANZER AS CHIEF FINANCIAL OFFICER

AUSTIN, Texas--(BUSINESS WIRE) -- Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 commercial semi-trucks, has announced that Jon Panzer has joined the company as Chief Financial Officer. Panzer brings extensive expertise in leading financial activities for Union Pacific Railroad Company, one of the nation’s largest railroads, with a broad understanding of transportation, logistics and technology. He will oversee all aspects of Hyliion’s financial operations, including financial planning and analysis, accounting, treasury, tax and investor relations.

“With his long-tenured career at Union Pacific, Jon brings with him to Hyliion a wealth of financial leadership experience that is only matched by his significant background in strategic technology and transportation operations,” said Hyliion founder and CEO Thomas Healy. “I’m thrilled to have Jon join the leadership team and I look forward to his contributions and adept guidance as the company continues down its product development path toward commercialization,” added Healy.

Prior to joining Hyliion, Panzer spent 26 years at Union Pacific Railroad Company, where he was most recently Senior Vice President of Intermodal Operations. He also served as Senior Vice President of Technology and Strategic Planning, Vice President and Treasurer, and Vice President, Financial Planning and Analysis. Panzer’s financial experience includes treasury operations, investor relations, banking, capital budgeting, financial reporting and cost accounting. As head of the railroad’s information technology organization, Panzer was responsible for managing application development, technology infrastructure and cyber security.

Earlier, Panzer held executive positions in Marketing and Sales within the Union Pacific’s Intermodal and Chemicals business segments and served in the United States Navy as a nuclear engineer.

Panzer holds a Bachelor of Science degree in Electrical Engineering from the University of Nebraska-Lincoln, and an MBA from Carnegie Mellon University.

Panzer said, “I am excited to join Hyliion at such a pivotal time, as it’s experiencing incredible growth and strides in technology. There is so much opportunity as we look ahead to transforming the transportation industry, and I am proud to be a part of an organization whose ambitious mission is reinforced by true innovation.”

As of September 8, Hyliion’s former CFO Sherri Baker is no longer with the company.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2022 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX™, the ability to meet 2022 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions, the expected performance and integration of the KARNO generator and system, and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 for the year ended December 31, 2021. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Ryann Malone

press@hyliion.com

(833) 495-4466

Sharon Merrill Associates, Inc.

Nicholas Manganaro

hyln@investorrelations.com

(617) 542-5300